Exhibit 5.1

Marc A. Recht

+1 617 937 2316

mrecht@cooley.com

March 17, 2015

Eagle Pharmaceuticals, Inc.

50 Tice Boulevard, Suite 315

Woodcliff Lake, NJ 07677

Ladies and Gentlemen:

You have requested our opinion, as counsel to Eagle Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with (i) the offering by the Company of up to 1,388,517 shares of its common stock, par value $0.001 (the “Primary Shares”), including up to 198,041 shares that may be sold pursuant to the exercise of an option to purchase additional shares and (ii) 129,800 shares of the Company’s common stock, par value $0.001, to be sold by certain selling stockholders (the “Selling Stockholder Shares”), pursuant to the Registration Statement on Form S-3 (No. 333-202592) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and the prospectus included within the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated March 16, 2015 and the final prospectus dated March 17, 2015, each filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplements”).  (The Base Prospectus and the Prospectus Supplements are collectively referred to as the “Prospectus.”)

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware.  We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that any other laws are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.                                      The Primary Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

2.                                      The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

500 BOYLSTON STREET, BOSTON, MA 02116-3736  T: (617) 937-2300  F: (617) 937-2400  WWW.COOLEY.COM

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.

Very truly yours,

Cooley LLP

By:	/s/ Marc A. Recht
Marc A. Recht